THERMOGENESIS NAMES TIFFANY OLSON TO BOARD OF DIRECTORS

FORMER HEAD OF ROCHE DIAGNOSTICS, NORTH AMERICA, HAS 25 YEARS OF LIFE SCIENCES INDUSTRY
EXPERIENCE

(RANCHO CORDOVA, CA), August 6, 2008—ThermoGenesis Corp. (NASDAQ: KOOL), a leading supplier of innovative products that process and store adult stem cells, said today that Tiffany P. Olson, formerly President and Chief Executive Officer, Roche Diagnostics Corporation, North America, has been named to the Company’s Board of Directors. Her appointment brings the Company’s number of directors to six.

Olson, who has more than 25 years of healthcare industry experience, led the over one billion dollar operation for Roche Diagnostics Corporation for three years. Roche Diagnostics is a world-leader in in-vitro diagnostics and specializes in products and services for the molecular, chemistry, immunology, point-of care and life sciences markets. She joined Roche in 1997 and her positions also included Global Market Development and Quality, Vice President, Molecular Diagnostics, United States and other senior positions.

“Tiffany’s appointment is emblematic of our initiative to elevate both the Board of Directors and management team at ThermoGenesis. Her extensive experience in key areas of the healthcare industry will provide us invaluable insight as we pursue our growth strategies in that market,” said Dr. William Osgood, Chief Executive Officer of ThermoGenesis.

“This is an exciting time to be associated with ThermoGenesis. It is building upon its already strong position in regenerative medicine through developments such as the recent FDA authorization of its MarrowXpress™ and I look forward to working with the management team,” Olson commented.

Olson holds a B.S. in Business from the University of Minnesota School of Management and an MBA from the University of St. Thomas in St. Paul, Minnesota.

About ThermoGenesis Corp.
ThermoGenesis Corp. (www.thermogenesis.com) is a leader in developing and manufacturing automated blood processing systems and disposable products that enable the manufacture, preservation and delivery of cell and tissue therapy products. These products include:

•	The BioArchive® System, an automated cryogenic device, is used by cord blood stem cell banks in more than 25 countries for cryopreserving and archiving cord blood stem cell units for transplant.

•	AXP™ AutoXpress Platform (AXP™) is a proprietary family of automated devices that includes the AXP and the MarrowXpress™ and companion sterile blood processing disposable for harvesting stem cells in a closed system. The AXP device is used for the processing of cord blood. GE Healthcare is the exclusive global distribution partner for the AXP cord blood product except for Central and South America, China and Russia/CIS, where ThermoGenesis markets through independent distributors. The MarrowXpress is used for isolating stem cells from bone marrow. ThermoGenesis sells the MarrowXpress directly to global customers.

•	The CryoSeal® FS System, an automated device and companion sterile blood processing disposable, is used to prepare fibrin sealants from plasma in about an hour. The CryoSeal FS System is approved in the U.S. for liver resection surgeries. The CryoSeal FS System has received the CE-Mark which allows sales of the product throughout the European community. Asahi Medical is the exclusive distributor for the CryoSeal System in Japan and the Company markets through independent distributors in Europe and South America.

•	The Thrombin Processing DeviceTM (TPD™) is a sterile blood processing disposable that prepares activated thrombin from a small aliquot of plasma in less than 30 minutes. The CE-Marked TPD is currently being marketed in Europe by Biomet, Inc., subsidiary Biomet Biologics, Medtronic, Inc. and independent distributors.

This press release contains forward-looking statements, and such statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.
These statements involve risks and uncertainties that could cause actual outcomes to differ materially from those contemplated by the forward-looking statements. Several factors, including timing of FDA approvals, changes in customer forecasts, our failure to meet customers’ purchase order and quality requirements, supply shortages, production delays, changes in the markets for customers’ products, introduction timing and acceptance of our new products scheduled for fiscal year 2009, and introduction of competitive products and other factors beyond our control, could result in a materially different revenue outcome and/or in our failure to achieve the revenue levels we expect for fiscal 2009. A more complete description of these and other risks that could cause actual events to differ from the outcomes predicted by our forward-looking statements is set forth under the caption “Risk Factors” in our annual report on Form 10-K and other reports we file with the Securities and Exchange Commission from time to time, and you should consider each of those factors when evaluating the forward-looking statements.

ThermoGenesis Corp.
Web site: http://www.thermogenesis.com
Contact: Investor Relations
+1-916-858-5107, or
ir@thermogenesis.com

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